UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PMC-Sierra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-2925073
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3975 Freedom Circle

Santa Clara, California 95054

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which Each class is to be registered
Preferred Stock Purchase Rights	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [    ]

Securities Act registration statement file number to which this form relates: Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

This Amendment No. 2 amends and supplements the Form 8-A/A filed by PMC-Sierra, Inc. with the Securities and Exchange Commission on November 20, 2001, relating to the Preferred Stock Rights Agreement, dated as of July 27, 2001 (the “Prior Agreement”), between PMC-Sierra, Inc. (the “Company”) and American Stock Transfer and Trust Company, as Rights Agent (the “Rights Agent”). On February 13, 2007, the Prior Agreement was amended and restated as the Second Amended and Restated Preferred Stock Rights Agreement (collectively with the Prior Agreement, the “Rights Agreement”). The following paragraph summarizes the principal amendment to the Prior Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Rights Agreement.

The Rights Agreement modifies the Prior Agreement by implementing a Three Year Independent director Evaluation (TIDE) provision pursuant to which a committee comprised of independent directors (the “TIDE Committee”) will review the Rights Agreement every three years to determine whether the Rights Agreement remains in the best interests of the Company and its stockholders. Following each such review, the TIDE Committee will communicate its conclusions to the full Board of Directors, including any recommendation in light thereof as to whether the Rights Agreement should be modified or the Rights should be redeemed.

A copy of the Rights Agreement is incorporated herein by reference. A copy of the Rights Agreement is available free of charge from the Company. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 2. Exhibits

The following exhibits are filed herewith or incorporated by reference herein as indicated below:

Exhibit Number	Description
3.1(1)	Restated Certificate of Incorporation of the Registrant, as amended on May 11, 2001

3.2(2)	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Registrant

3.3(3)	Bylaws of Registrant, as amended

4.1(4)	Preferred Stock Rights Agreement, dated as of April 26, 2001, between PMC-Sierra, Inc. and American Stock Transfer and Trust Company, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively

4.1(A)(5)	Amended and Restated Preferred Stock Rights Agreement, dated as of July 27, 2001, between PMC-Sierra, Inc. and American Stock Transfer and Trust Company, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively

4.1(B)(6)	Second Amended and Restated Preferred Stock Rights Agreement, dated as of February 13, 2007, between PMC-Sierra, Inc. and American Stock Transfer and Trust Company, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively

(1)	Incorporated by reference from Exhibit 3.2 of the Registrant’s Form 10-Q filed on May 16, 2001
(2)	Incorporated by reference from Exhibit 3.2 of the Registrant’s Form S-3 filed on November 8, 2001
(3)	Incorporated by reference from Exhibit 3.2 of the Registrant’s Form 10-Q filed on November 14, 2001
(4)	Incorporated by reference from Exhibit 4.6 of the Registrant’s Form 8-A filed on May 14, 2001
(5)	Incorporated by reference from Exhibit 4.3 of the Registrant’s Form 10-Q filed on November 14, 2001
(6)	Incorporated by reference from Exhibit 4.1 of the Registrant’s Form 8-K filed on February 14, 2007

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 13, 2007	PMC-Sierra, Inc.

	By:	/s/ Alan F. Krock
Alan F. Krock Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1(1)	Restated Certificate of Incorporation of the Registrant, as amended on May 11, 2001

3.2(2)	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Registrant

3.3(3)	Bylaws of Registrant, as amended

4.1(4)	Preferred Stock Rights Agreement, dated as of April 26, 2001, between PMC-Sierra, Inc. and American Stock Transfer and Trust Company, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively

4.1(A)(5)	Amended and Restated Preferred Stock Rights Agreement, dated as of July 27, 2001, between PMC-Sierra, Inc. and American Stock Transfer and Trust Company, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively

4.1(B)(6)	Second Amended and Restated Preferred Stock Rights Agreement, dated as of February 13, 2007, between PMC-Sierra, Inc. and American Stock Transfer and Trust Company, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively

(1)	Incorporated by reference from Exhibit 3.2 of the Registrant’s Form 10-Q filed on May 16, 2001
(2)	Incorporated by reference from Exhibit 3.2 of the Registrant’s Form S-3 filed on November 8, 2001
(3)	Incorporated by reference from Exhibit 3.2 of the Registrant’s Form 10-Q filed on November 14, 2001
(4)	Incorporated by reference from Exhibit 4.6 of the Registrant’s Form 8-A filed on May 14, 2001
(5)	Incorporated by reference from Exhibit 4.3 of the Registrant’s Form 10-Q filed on November 14, 2001
(6)	Incorporated by reference from Exhibit 4.1 of the Registrant’s Form 8-K filed on February 14, 2007